Exhibit 23.5

CONSENT OF DNV COLUMBUS, INC.

We hereby consent to the inclusion in the Registration Statement on Form S-1 of Gevo, Inc., and any amendments thereto (the “Registration Statement”), of references to information contained in our report titled “Investigation of Stress Corrosion Cracking of Carbon Steel in Isobutanol, Phase II,” dated May 13, 2010, and any updates to such report. We further consent to the inclusion of this consent as an exhibit to such Registration Statement.

DNV COLUMBUS, INC.

By:	/s/ Sean Brossia

Name:	Sean Brossia

Its:	Director of Technology Center

September 24, 2010